EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Imaging3, Inc. on Form S-3/A of our report dated February 24, 2009 on the consolidated balance sheet of Imaging 3, Inc. as of December 31, 2008 and the consolidated statements of shareholders' equity, operations, and cash flow for the year ended December 31, 2008. We also consent to the reference to our firm under the heading "Experts" in this Registration Statement.

/s/ Kabani & Company, Inc.

Certified Public Accountants
March 16, 2011